Exhibit 99.1

IIOT-OXYS, Inc. Provides Business Update

CAMBRIDGE, MA / ACCESSWIRE / June 29, 2021 / IIOT-OXYS, Inc. (OTC PINK: ITOX) announced an update on the Company’s business operations. Cliff Emmons, CEO of IIOT-OXYS, Inc. stated, "IIOT-OXYS, Inc. is committed to keeping its shareholders well informed on the company's business. This includes providing periodic press releases with answers to Frequently Asked Questions (FAQs) from our shareholders." Below are some current questions management has received from shareholders:

Please clarify your investor relations process

First, we gather questions from our “Contact” email and voicemail messages. Then, we select several popular FAQs. Finally, we publish the answers to the FAQs in periodic Form 8-K filings and Press Releases. As a public company, we are committed to adhering to the requirements or Regulation FD (Fair Disclosure) and we do this to ensure information is made public for all shareholders at that same time in compliance with Regulation FD. Also, we post all our communications with shareholders (and the SEC) on our website. We do not anticipate any changes to this process for the foreseeable future, specifically, we do not expect to use social media such as Twitter to provide material updates.

Please provide an update on the company

Despite challenges with revenue over the past year, the company is in a strong position. It has a substantial funding partner, strong commercial and academic partners, and several promising prospects with proposals pending approval. This statement is supported by the following statements taken from our most recent Form 10-K and 10-Q SEC filings. Our achievements in 2020 were significant, we completed two successful pilots: one on manufacturing operations for a Fortune 500 Pharma customer; and a pilot structural health (bridge) monitoring program for a New England state’s DOT. We now have data and algorithms to build strong use cases and marketing collateral that can be leveraged to extend contracts with current customers and win additional contracts with new customers in all targeted industry segments. These high potential growth markets (specifically Biotech, Pharma, and Medical Device Operations, as well as Structural Health Monitoring) have strong projected growth: Market research shows the worldwide IIoT market in 2020 was $77.3 billion USD and is projected to be $110.6 billion USD by 2025 (7.4% CAGR). Our continued partnership with Aingura IIoT, S.G. has bolstered financial stability, added talent breadth and depth, and provides complimentary industry segment experience. For these reasons, it is anticipated that revenue will be generated in the second half of 2021, yielding YoY revenue growth that is anticipated will exceed that for the same period of 2020. Combined with our underlying strengths: experienced leadership; savvy technological talent, and operational execution excellence; we believe these revenue goals are achievable.

Please comment on potential contracts and future revenue

Our prospecting efforts have advanced several companies under NDA to the proposal stage. The proposals pending are with a combination of prospects developed by both IIOT-OXYS, Inc. and Aingura IIoT, S.L. Together, we are pursuing additional proposals and non-dilutive grants. We have also brought on a marketing firm to update the IIOT-OXYS, Inc. website & generate sales leads. We expect the combination of all these efforts will lead to new business in due time.

Please comment on the S-1 status, funding, shares outstanding, and dilution

Our S-1 sales continue to fund the company via an investment partner. The funds provided by these sales are enabling us to conduct the following business activities: Sustain operations to pursue contracts with new and previous customers, maintain our standing as a fully reporting public company, pursue M&A activity targeting potential asset purchases which can provide future revenue generation, and pay our aforementioned marketing firm. We believe these uses of proceeds have increased the valuation of the Company which we also believe offsets the impact of dilution. Our transfer agent regularly updates the outstanding shares amount, which is available at https://www.otcmarkets.com/stock/ITOX/profile.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.